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                                                                    EXHIBIT 10.1



                     MONSANTO 2000 MANAGEMENT INCENTIVE PLAN

1. PURPOSES

The Monsanto 2000 Management Incentive Plan is designed to:

     o focus management on business performance that creates stockholder value;

     o    encourage innovative approaches to the business of the Company;

     o    reward for results;

     o    encourage ownership of Monsanto common stock by management; and

     o    encourage taking higher risks with an opportunity for higher reward.

2.  DEFINITIONS

2.1.  "1933 Act" shall have the meaning set forth in Section 12.14(a).

2.2.  "Adjustment Notice" shall have the meaning set forth in Section 6.2.

2.3. "Affiliate" means (i) any entity that is an Associated Company of the Company or a Subsidiary of the Company, and (ii) at a time when Pharmacia beneficially owns a majority of the then-outstanding shares, Pharmacia and any entity that is an Associated Company of Pharmacia or a Subsidiary of Pharmacia.

2.4. "Associated Company" of the Company or Pharmacia means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise, of which the Company or Pharmacia, as applicable, owns or controls, directly or indirectly, 10% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power, other than a Subsidiary of the Company or Pharmacia, as applicable.

2.5. "Award" means any Option, Stock Appreciation Right, Restricted Share, unrestricted Share, dividend equivalent unit or other award granted under this Incentive Plan.

2.6. "Award Certificate" means a written document, in such form as the Committee may from time to time prescribe, setting forth the terms and conditions of an Award.

2.7.  "Board" means the board of directors of the Company.

2.8. "Board People Committee" means the People Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Incentive Plan pursuant to Section 4.1.

2.9. "Change of Control" means a Monsanto Change of Control or a Pharmacia Change of Control.

2.10. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
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2.11.  "Committee" means the Board People Committee, or its permitted delegate.

2.12. "Company" means Monsanto Company, a Delaware corporation incorporated February 9, 2000 (originally under the name Monsanto Ag Company), and any successors thereto.

2.13. "Covered Employee" means a Participant designated prior to or at the time of the grant of an Award by the Committee as an individual who is or may be a "covered employee" of the Company within the meaning of Section 162(m)(3) of the Code, in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

2.14. "Director Plan" means the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan.

2.15. "Disability" means a physical or mental disability that causes a Participant to be considered disabled under the terms of the disability income plan applicable to such Participant, whether or not such Participant actually receives such disability benefits, or, in the event that there is no disability income plan applicable to such Participant, as determined by the Committee.

2.16.  "Effective Date" has the meaning set forth in Section 3.

2.17. "Eligible Participant" means any member of the Board and any employee of the Company or an Affiliate.

2.18. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.19. "Exercise Price" means the price at which a Participant may purchase a Share covered by an Option, or the price with respect to which the Stock Appreciation Right Fair Market Value of a Stock Appreciation Right is determined, as applicable.

2.20. "Fair Market Value" means, with respect to any given date on or before the date of the initial public offering of the Shares, the fair market value of a Share as determined by the Committee, and with respect to any given date after the date of the initial public offering of the Shares, the average of the highest and lowest per-share sales prices for the Shares during normal business hours on the New York Stock Exchange for the immediately preceding date, or if the Shares were not traded on the New York Stock Exchange on such date, then on the next preceding date on which the Shares were traded, all as reported by such source as the Committee may select.

2.21. "Grant Date" means the date as of which the Committee determines that a grant of an Award shall be effective.

2.22. "Incentive Option" means an Option that is designated as an Incentive Option and that meets the requirements of Section 422 of the Code for "incentive stock options."

2.23. "Incentive Plan" means the Monsanto 2000 Management Incentive Plan set forth herein.

2.24. "Monsanto Change of Control" means the happening of any of the events described in subsections (a) through (d) below, if immediately following such event, Pharmacia does not beneficially own a majority of the then-outstanding
Shares:

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(a)  the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) the Requisite Common Percentage (as defined herein) of the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the Requisite Voting Percentage (as defined herein) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary of the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary of the Company; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition;

(b) individuals who, as of the date of the initial public offering of the common stock of the Company, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, a Subsidiary of the Company, any corporation resulting from a Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, the Requisite Common Percentage of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the Requisite Voting Percentage of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such corporation, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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(d)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.25. "Monsanto Leadership Team" means those individuals who are, immediately before a Pharmacia Change of Control, members of the Monsanto Leadership Team or any successor group thereto.

2.26. "Non-Qualified Option" means an Option that is not intended to be treated as an Incentive Option or an Option that does not meet the requirements of
Section 422 of the Code for "incentive stock options."

2.27. "Option" means a right granted under this Incentive Plan to a Participant to purchase a Share at a specified price for a specified period of time.

2.28. "Participant" means an Eligible Participant to whom an Award has been granted pursuant to this Incentive Plan; provided, that in the case of the death or legal incapacity of a Participant, the term "Participant" shall refer to a beneficiary designated pursuant to Section 10.4 or Section 12.1 or the guardian or legal representative of the Participant acting in a fiduciary capacity on behalf of such Participant under state law and court supervision or comparable office and supervision under applicable foreign law.

2.29. "Performance Objective" means a performance objective adopted by the Committee pursuant to this Incentive Plan for Participants who have received Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives to be unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate.

2.30. "Pharmacia" means Pharmacia Corporation, a Delaware corporation, and any successor thereto.

2.31. "Pharmacia Change of Control" means the happening of any of the events described in subsections (a) through (d) below, if immediately following such event, Pharmacia beneficially owns a majority of the then-outstanding Shares:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then-outstanding shares of common stock of Pharmacia (the "Outstanding Pharmacia Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of Pharmacia entitled to vote generally in the election of directors (the "Outstanding Pharmacia Voting Securities"); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from Pharmacia; (B) any acquisition by the Company, Pharmacia, or a Subsidiary of either of them; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, Pharmacia, or a Subsidiary of either of them; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition;

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(b)  individuals who, as of the date of the initial public offering of the
     Shares, constitute the Board of Directors of Pharmacia (the "Incumbent Pharmacia Board"), cease for any reason to constitute at least a majority of the Pharmacia Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Pharmacia's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Pharmacia Board shall be considered as though such individual were a member of the Incumbent Pharmacia Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Pharmacia;

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Pharmacia or the acquisition of assets or stock of another corporation (a "Pharmacia Business Combination"), in each case, unless, following such Pharmacia Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Pharmacia Common Stock and Outstanding Pharmacia Voting Securities immediately prior to such Pharmacia Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Pharmacia Business Combination (including without limitation a corporation that as a result of such transaction owns Pharmacia or all or substantially all of Pharmacia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Pharmacia Business Combination of the Outstanding Pharmacia Common Stock and Outstanding Pharmacia Voting Securities, as the case may be, (ii) no Person (excluding the Company, Pharmacia, a Subsidiary of either of them, any corporation resulting from such Pharmacia Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Pharmacia Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Pharmacia Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Pharmacia Business Combination were members of the Incumbent Pharmacia Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Pharmacia, providing for such Pharmacia Business Combination; or

(d) approval by the stockholders of Pharmacia of a complete liquidation or dissolution of Pharmacia.

2.32. "Qualified Performance-Based Award" means an Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is a Covered Employee and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and made subject to performance goals satisfying the requirements for the Section 162(m) Exemption.

2.33. "Reporting Person" means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Shares.

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2.34.  "Requisite Common Percentage" means, as of any given time, a percentage equal to or greater than the higher of (i) 20 percent and (ii) the percentage of the then-outstanding Shares then beneficially owned by Pharmacia.

2.35. "Requisite Voting Percentage" means, as of any given time, a percentage equal to or greater than the higher of (i) 20 percent and (ii) the percentage of the voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors then beneficially owned by Pharmacia.

2.36. "Restricted Shares" means Shares that are granted or delivered subject to restrictions in accordance with Section 10.3.

2.37. "Retirement" means a Participant's Termination of Service on or after the date on which the Participant attains age 50.

2.38. "Second Trigger" shall be considered to have occurred (i) with respect to all Participants if, during the one-year period immediately following a Pharmacia Change of Control, one of the following occurs: (A) more than half of the members of the Monsanto Leadership Team experience a Termination without Cause or a Termination for Good Reason; (B) the headquarters of the Company is relocated by more than 35 miles from its location immediately before the Pharmacia Change of Control, or a plan to effect such a relocation is publicly announced; (C) it is publicly announced that Pharmacia intends to take steps that will result in its ceasing to beneficially own a majority of the then-outstanding Shares or that would otherwise result in a Monsanto Change of Control, and such steps have not previously been approved by a majority of the members of the Monsanto Leadership Team; and (ii) with respect to a given Participant if, during the period of one year immediately following a Pharmacia Change of Control, or the Participant experiences a Termination without Cause, or a Termination for Good Reason.

2.39. "Section." Unless otherwise indicated, all "Section" references are to sections of this Incentive Plan.

2.40. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

2.41. "Shares" means shares of Company common stock. If there has been an adjustment or substitution pursuant to Section 6, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which the Shares are adjusted pursuant thereto.

2.42.  "Stock Appreciation Right" means a right described in Section 9.

2.43. "Stock Appreciation Right Fair Market Value" means the excess of (i) the Fair Market Value of a Share on the date of exercise of a Stock Appreciation Right, over (ii) the Exercise Price of the Stock Appreciation Right.

2.44. "Subsidiary" of the Company or Pharmacia means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise of which the Company or Pharmacia, as applicable, owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power.

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2.45.  "Termination for Cause" of a Participant or any other individual means a
Termination of Service for "cause," "just cause," "misbehavior," or any similar term, as defined in any unexpired employment agreement between the Participant or other individual and the Company or an Affiliate, as the case may be (including without limitation any employment agreement the effectiveness of which has been triggered by a change of control as defined therein), or, in the absence of such an agreement, or if such agreement exists but does not define any such term, an involuntary Termination of Service of the Participant or other individual on account of the Participant's or other individual's engaging in (i) any willful or intentional neglect in performing his duties, including, but not limited to, fraud, misappropriation or embezzlement involving property of the Company or an Affiliate, or (ii) any other intentional wrongful act that may impair the goodwill or business of the Company or an Affiliate, or that may cause damage to any of their businesses.

2.46. "Termination without Cause" of a Participant or any other individual means a Termination of Service that is involuntary on the part of the Participant or other individual, other than a Termination for Cause or as a result of the Participant's death or Disability.

2.47. "Termination for Good Reason" with respect to a Participant means the Participant's Termination of Service for "good reason," "just cause," "material breach by the employer" or any similar term, as defined in any unexpired employment agreement between the Participant and the Company or an Affiliate, as the case may be (including without limitation any employment agreement the effectiveness of which has been triggered by a change of control as defined therein), or, in the absence of such an agreement, or if such agreement exists but does not define any such term, the Participant's Termination of Service by action of the Participant following: (i) any change affecting the position of the Participant (whether resulting from a transfer of the Participant to another position, a change in the Company's business, or any other event) such that the Participant no longer has a position substantially equivalent to the Participant's position immediately before the Pharmacia Change of Control for which the Participant is qualified by education, training and experience; (ii) a decrease in the Participant's salary; (iii) a material decrease in the Participant's opportunity to earn annual and long-term incentive compensation as compared to the opportunities provided to the Participant before the Pharmacia Change of Control; (iv) a material decrease in the aggregate value of the Participant's employee benefits and fringe benefits as compared to those provided to the Participant before the Pharmacia Change of Control; or (v) a requirement that the Participant relocate his or her place of employment by more than 35 miles.

2.48. "Termination of Service" of a Participant or any other individual occurs when the Participant or other individual is no longer either an employee of the Company or any of the Affiliates (including without limitation because the entity that employs the Participant or other individual has ceased to be an Affiliate), or a member of the Board.

3.  EFFECTIVE DATE OF THIS INCENTIVE PLAN

The effective date (the "Effective Date") of this Incentive Plan is ___________, 2000, the first date as of which this Incentive Plan had been both adopted by the Board and approved by Pharmacia as the Company's sole stockholder.

4.  ADMINISTRATION

4.1. Delegation. This Incentive Plan shall be administered by the Board People Committee except to the extent the Board People Committee delegates administration pursuant to this

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paragraph. The Board People Committee may delegate all or a portion of the administration of this Incentive Plan to one or more committees, and may authorize further delegation by the committees to senior managers of the Company, its Subsidiaries, or Pharmacia; provided, that determinations regarding the timing, pricing, amount and terms of any Award to a Reporting Person shall be made only by the Board People Committee; and provided, further, that no such delegation may be made that would cause Awards or other transactions under this Incentive Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, finally, that no delegation may be made of the powers granted to the Board People Committee under Section 12.16. Any such delegation may be revoked by the Committee at any time.

4.2. Scope of Authority. The Committee shall have full power and authority to administer and interpret this Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of this Incentive Plan as the Committee deems necessary or advisable. The Committee's powers include, but are not limited to (subject to the specific limitations described herein), the authority to determine the employees to be granted Awards under this Incentive Plan; to determine the size and applicable terms and conditions of grants to be made to such employees; to determine the time when Awards will be granted; to determine the terms and conditions of any grant, including, without limitation, the Exercise Price, any vesting condition, restriction or limitation (which may contain Performance Objectives relating to the performance of the Participant, the Company or an Affiliate) and any acceleration of vesting or waiver of forfeiture regarding any grant and the Shares relating thereto; to determine whether a resignation was voluntary and whether a Termination of Service was a Termination for Cause; and to modify, amend or adjust the terms and conditions of any grant made to a Participant, at any time, provided, that the Committee may not reduce the Exercise Price of, or cancel and regrant, any outstanding Option or Stock Appreciation Right.

4.3. Actions and Interpretations. The Committee's interpretations of this Incentive Plan and of Award Certificates, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to this Incentive Plan or any Awards granted hereunder, shall be in its sole discretion and final, binding and conclusive on all interested parties, including the Company, an Affiliate, stockholders of any of those entities, and all former, present and future employees thereof. The Committee may, with respect to all questions of accounting, rely conclusively upon any determination made by the internal accountants of the Company.

4.4. Board Authority. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

4.5.  Award Certificates.  Each Award shall be evidenced by an Award
Certificate.

5.  SHARES AUTHORIZED

5.1. Total Number. The total number of Shares that may be delivered pursuant to Awards under this Incentive Plan shall not exceed the number of Shares that equals 8.9% of the outstanding Shares immediately after the initial public offering of the Shares. Awards of Options, Restricted Stock and Deferred Stock under the Director Plan shall automatically be granted under this Incentive Plan as and when provided for in the Director Plan.

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5.2.  Individual Limit.  The total number of Shares for which Awards may be granted under this Incentive Plan to any one Eligible Participant shall not exceed, in any three-year period, 15% of the total number of Shares for which Awards may be made under this Incentive Plan.

5.3. Source of Shares. The Shares that may be delivered pursuant to Awards granted under this Incentive Plan may be authorized but unissued Shares not reserved for any other purposes or Shares held in or acquired for the treasury of the Company, or both.

5.4. Forfeitures, Etc. If any Award is forfeited, any Option (and the related Stock Appreciation Right, if any) or any Stock Appreciation Right not related to an Option terminates, expires or lapses without being exercised, or any Stock Appreciation Right is exercised for cash, the Shares subject to such Awards that are, as a result, not delivered to the Participant shall again be available for delivery in connection with Awards. If the Exercise Price of any Option is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards other than Incentive Options under this Incentive Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Incentive Plan.

6.  SHARE ADJUSTMENTS

6.1. Adjustments. In the event of any change in corporate capitalization such as a stock split, any corporate transaction such as a merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of reorganization in Section 368 of the Code), or any partial or complete liquidation of the Company, then notwithstanding any other provision of this Incentive Plan, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for delivery pursuant to Awards under this Incentive Plan, in the limitations set forth in
Section 5, in the number and kind of shares subject to outstanding Awards, in the Exercise Price of outstanding Options and Stock Appreciation Rights, and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided, that the number of shares subject to any Award shall always be a whole number and that no adjustment will be permissible hereunder to the extent it would cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption.

6.2. Adjustment Notices. Notice of any adjustment or substitution pursuant to this Section 6 (the "Adjustment Notice") shall be given by the Company to each Participant holding an affected Award; provided, that such adjustment or substitution shall be effective and binding for all purposes of this Incentive Plan whether or not an Adjustment Notice is given. An Adjustment Notice may be given by making it generally available to Participants via a newsletter or other written employee communication, whether such communication is made available on paper or electronically. Adjustment Notices, when given, shall be considered to be part of the Award Certificate for each affected Award.

7.  AWARDS OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1. Grants. Options and Stock Appreciation Rights may be granted at such time or times determined by the Committee following the Effective Date to any Eligible Participant, except that Incentive Options may not be granted to Eligible Participants who are not employees of a parent or

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subsidiary corporation, as defined in Sections 424(e) and (f), respectively, of the Code, with respect to the Company. Each Option and each Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Incentive Plan, as shall be determined by the Committee and set forth in the applicable Award Certificate, including any provisions as to continued employment or continued service as consideration for the grant or exercise of such Option or Stock Appreciation Right, provisions as to performance conditions, and any provisions that may be advisable to comply with applicable laws, regulations or the rulings of any governmental authority.

7.2. Consideration. The Committee may offer Eligible Participants the opportunity to elect to receive an Option or Stock Appreciation Right in lieu of a salary increase or a bonus, or may offer Eligible Participants the opportunity to purchase Options or Stock Appreciation Rights for cash or such other consideration as the Committee determines.

7.3. Exercise of Options or Stock Appreciation Rights. An Option or Stock Appreciation Right, or portion thereof, may be exercised during the period beginning on the date when it first becomes exercisable in accordance with its terms, and ending upon the expiration of its term or, if sooner, when it is forfeited as a result of a Termination of Service or otherwise in accordance with the terms and conditions of the Option or Stock Appreciation Right. The term of an Option or Stock Appreciation Right shall expire on such date, not later than the tenth anniversary of the Grant Date, as set forth in the applicable Award Certificate. The exercise of all or a portion of a Stock Appreciation Right granted with a related Option shall result in the forfeiture of all or a corresponding portion of the related Option and vice versa. To exercise an Option or Stock Appreciation Right, a Participant shall give notice to the Company or its agent, specifying the number of Shares with respect to which the Option or Stock Appreciation Right is being exercised, and otherwise complying with such procedures as the Committee may from time to time establish.

7.4. Effect of Termination of Service. Unless otherwise set forth in the applicable Award Certificate, the effect of a Participant's Termination of Service on any Option or Stock Appreciation Right then held by the Participant, to the extent it has not previously expired or been exercised, shall be as follows:

(a) Before Vesting has Commenced. If such Termination of Service occurs before any portion of the Option or Stock Appreciation Right has become exercisable, the Participant shall forfeit such Option or Stock Appreciation Right;

(b) After Vesting has Commenced. If such Termination of Service occurs after the Option or Stock Appreciation Right has become exercisable in whole or in part:

     (i) Voluntary Resignation. As a result of the Participant's voluntary resignation, such Option or Stock Appreciation Right shall be exercisable for a period of 90 days following such Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised;

     (ii) Termination for Cause. In a Termination for Cause, the Participant shall forfeit such Option or Stock Appreciation Right;

     (iii) Retirement. By reason of the Participant's Retirement, such Option or Stock Appreciation Right shall be exercisable for a period of five years following such

          Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised; and

     (iv) Other Involuntary Termination. In the case of any other Termination of Service (including by reason of death or Disability), such Option or Stock Appreciation Right shall be exercisable for a period of one year following such Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised.

(c) Limitation. Notwithstanding the foregoing, in no event shall an Option or Stock Appreciation Right be exercisable after the expiration of its term.

7.5. No Obligation to Exercise Option or Stock Appreciation Right. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant or upon a beneficiary of a Participant to exercise such Option or Stock Appreciation Right.

8.  OPTIONS

8.1. Exercise Price. The per-Share Exercise Price of an Option shall be established by the Committee in connection with the grant thereof, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. No exercise of an Option shall be effective before payment of the Exercise Price therefor.

8.2. Method of Payment. The Exercise Price for Shares purchased upon exercise of an Option shall be paid upon such terms as shall be set forth in the applicable Award Certificate. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Options that permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company), including, at the Committee's option, Restricted Shares, with a Fair Market Value equal to the Exercise Price as payment; provided, that any such Shares have been owned by the Participant for at least six months free of any restrictions and without being subject to forfeiture. The payment terms for an Incentive Option must be established in connection with the grant thereof.

9.  STOCK APPRECIATION RIGHTS

9.1. Nature of Right. A Stock Appreciation Right shall entitle its holder to receive, upon exercise, a payment in cash or Shares having an aggregate value equal to the Stock Appreciation Right Fair Market Value. A Stock Appreciation Right may be granted either (i) with a related Option at the time the Option is originally granted or, in the case of a Non-Qualified Option, thereafter, or
(ii) without a related Option.

9.2. Exercise Price. The Exercise Price per Share of a Stock Appreciation Right that has a related Option shall equal the Exercise Price per Share of the related Option. The Exercise Price per Share of a Stock Appreciation Right that does not have a related Option shall be established in connection with the grant thereof, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

9.3. Terms and Conditions. Except as expressly provided herein, each Stock Appreciation Right that is granted hereunder shall be subject to the terms and conditions specified in the applicable Award Certificate. A Stock Appreciation Right that is granted with a related Option shall be subject to the same terms and conditions as the Option, shall be exercisable only to the extent its related Option is exercisable, and shall terminate or be forfeited and cease to be exercisable when the term of the related Option expires or the related Option is forfeited.

9.4. Form of Payment. The Committee shall determine, in each case, whether the payment to a Participant upon exercise of a Stock Appreciation Right will be in the form of all cash, all Shares (which may be Restricted Shares) or any combination thereof. If payment is to be made in Shares, the number of Shares shall be equal to the value of the Stock Appreciation Right, divided by the Stock Appreciation Right Fair Market Value of Shares on the date of exercise.

9.5. Proceeds. The Committee shall determine the timing of any payment made in cash, Shares or a combination thereof upon exercise of a Stock Appreciation Right hereunder, whether in a lump sum, in annual installments or otherwise deferred, and the Committee shall determine whether such payments may bear interest or dividend equivalents pursuant to Section 11.

10.  BONUS SHARES AND RESTRICTED SHARES

10.1. Awards. An Award of Shares or Restricted Shares may be made at such time or times determined by the Committee following the Effective Date to any person who is an Eligible Participant. The terms and conditions of payment of any Award, including, without limitation, what part of such Award shall be paid in unrestricted Shares or Restricted Shares, the time or times of payment of any Award, and the time or times of the lapse of the restrictions on Restricted Shares shall be set forth in the applicable Award Certificate.

10.2. Shares. For the purpose of determining the number of Shares to be used in payment of an Award denominated in cash but payable in whole or in part in Shares or Restricted Shares, the cash value of the Award to be so paid shall be divided by the Fair Market Value of a Share on the date of the determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

10.3. Restricted Shares. An Award of Restricted Shares shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including without limitation the Company or one or more of its employees) designated by the Committee, a certificate or certificates for such Restricted Shares, registered in the name of such Participant. Except to the extent otherwise provided in the applicable Award Certificate, the Participant shall have all of the rights of a stockholder with respect to such Restricted Shares.

10.4. Terms and Conditions. Restricted Shares shall be subject to such terms and conditions, and to such restrictions against sale, transfer or other disposition, as may be set forth in the applicable Award Certificate. Unless otherwise set forth in the applicable Award Certificate, new, additional or different Shares or other securities resulting from any adjustment to or substitution for Restricted Shares pursuant to Section 6 shall be subject to the same terms, conditions, and restrictions as the Restricted Shares prior to such adjustment or substitution. The Committee may remove, modify or accelerate the removal of forfeiture conditions and other restrictions on any Restricted Shares in the event of hardship or Disability of the Participant while employed (or while providing services as a director), in connection with the Participant's Termination of Service or relocation to another country, or for such other reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. In the event of the death of a Participant following the transfer of Restricted Shares to him or her, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his or her lifetime, or the person receiving such Shares under the Participant's will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions and provisions in effect at the time of the Participant's death, to the extent applicable, unless otherwise set forth in the applicable Award Certificate.

11.  DIVIDENDS, DIVIDEND EQUIVALENTS AND INTEREST EQUIVALENTS

11.1. No Cash Dividends. No cash dividends shall be paid on Shares that have been awarded but not registered or delivered. The applicable Award Certificate may provide for the payment of dividend equivalents with respect to any Option, Stock Appreciation Right or other Award pursuant to which Shares are or may become deliverable in the future, equal in value to the cash dividends that would have been paid with respect to each Share subject to such Award, if it had been outstanding during the period between the date of the Award and the time each such Share is delivered or the Award is forfeited as to such Share. "Dividend equivalents" may be:

(a) paid in cash or Shares, either from time to time prior to or at the time of the delivery of such Shares, or upon expiration of the Option or Stock Appreciation Right, if it shall not have been fully exercised (except that payment of the dividend equivalents on Incentive Options may not be made prior to exercise); or

(b) converted into contingently credited Shares (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times as may be set forth in the applicable Award Certificate.

11.2. Interest Equivalents. The applicable Award Certificate may provide for payment of interest equivalents (i) on any portion of any Award payable at a future time in cash, and (ii) on dividend equivalents that are payable at a future time in cash.

11.3. Restricted Shares. The applicable Award Certificate may provide that dividends paid on Restricted Shares shall, during the applicable restricted period, be held by the Company to be paid upon the lapse of restrictions or to be forfeited upon forfeiture of the Shares.

12.  MISCELLANEOUS PROVISIONS

12.1. Non-Transferability. During a Participant's lifetime, his or her Options and Stock Appreciation Rights shall be exercisable only by the Participant. No Awards shall be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant's death, may be provided.

12.2. No Right to Continued Employment or Service. Nothing contained in this Incentive Plan, any Award Certificate or any booklet or document describing or referring to this Incentive Plan shall be deemed to confer on any Eligible Participant the right to continue as an employee or director of the Company or an Affiliate, whether for the duration of a Participant's Award vesting schedule or otherwise, or affect the right of the Company or an Affiliate to terminate the employment or service of any such person for any reason.

12.3. Governing Law; Construction. This Incentive Plan and any actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of this Incentive Plan.

12.4. Certain Tax Matters. Notwithstanding any other provision of this Incentive Plan, the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of any Option or otherwise in connection with any Option, any Stock Appreciation Right or the exercise thereof, or otherwise in connection with any Award, including without limitation the withholding of cash or Shares that would be paid or delivered pursuant to such exercise or Award or any other exercise or Award under this Incentive Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or cancelling any portion of such Award or any other Award under this Incentive Plan in an amount sufficient to reimburse the Company for the minimum amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or any other Award under this Incentive Plan, in order to withhold or reimburse the Company for the minimum amount it is required to so withhold. In addition, the Committee may establish appropriate procedures to ensure that it receives prompt notice of any event that may make available to the Company or any Affiliate any tax deduction in connection with an Award.

12.5. Foreign Participants. In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Incentive Plan as it may consider necessary or appropriate for the purposes of this Section 12.5 without thereby affecting the terms of this Incentive Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Incentive Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

12.6. No Rights as a Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares to be delivered pursuant to an Award prior to the date that the Participant is recorded as the holder of such Shares on the records of the Company and such Shares are delivered to such Participant by book-entry registration or delivery of a certificate or certificates therefor to the Participant, or to a custodian or escrow agent designated by the Committee (which may include, without limitation, the Company or one or more of its employees).

12.7. No Right to Award. No employee or other person shall have any claim or right to be granted an Award under this Incentive Plan. Having received an Award under this Incentive Plan shall not give a Participant or other person any right to receive any other Award under this Incentive Plan. A Participant shall have no rights or interests in any Award, except as set forth herein and in the applicable Award Certificate.

12.8. Unfunded Plan. It is presently intended that this Incentive Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares, to the extent required by law to meet the requirements of this Incentive Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of Shares relating to Awards granted pursuant to this Incentive Plan.

12.9. Exclusion from Pension and other Benefit Plan Computation. Except to the extent otherwise required by applicable law, by exercise of an Option or Stock Appreciation Right or receipt of another type of Award, (i) each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or an Affiliate, and (ii) each beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company or an Affiliate on the life of the Participant that is payable to the beneficiary under any life insurance plan covering employees or directors of the Company or an Affiliate.

12.10. Notice. Except as otherwise provided in this Incentive Plan, all notices or other communications required or permitted to be given under this Incentive Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows:
(i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

12.11. Inurement of Rights and Obligations. The rights and obligations under this Incentive Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

12.12. Costs and Expenses of This Incentive Plan. Except as otherwise provided herein, the costs and expenses of administering this Incentive Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Incentive Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

12.13.  No Limitation on Rights of the Company

(a) The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. Further, this Incentive Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume Awards, other than under this Incentive Plan, to or with respect to any other person.

(b) If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of this Incentive Plan. All Shares issued pursuant to Awards that are forfeited shall revert to the Company upon such forfeiture.

12.14.  Legal Requirements

(a) Restrictions on Resale. Notwithstanding any other provision of this Incentive Plan, no Participant who acquires Shares pursuant to this Incentive Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act")), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Registration, Listing and Qualification of Shares. Notwithstanding any other provision of this Incentive Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under this Incentive Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

12.15. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Incentive Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

12.16.  Amendment or Termination

(a) The Board People Committee may, from time to time, amend or modify this Incentive Plan or any outstanding Awards, including, without limitation, to authorize the Committee to make Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Awards, or terminate this Incentive Plan or any provision thereof; provided, that no amendments or modifications to this Incentive Plan shall, without the prior approval of the stockholders normally entitled to vote for the election of directors of the Company, permit the Company to decrease the Exercise Price of any outstanding Option or Stock Appreciation Right; and provided, further, that amendments to Section 5.1 shall require the approval of the Board.

(b) No amendment to or termination of this Incentive Plan or any provision hereof, and no amendment to or cancellation of any outstanding Award shall, without the written consent of the affected Participant, adversely affect any outstanding Award.

(c) Notwithstanding the above provisions, the Board People Committee shall have authority to amend outstanding Awards and this Incentive Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules, without stockholder approval and without the consent of affected Participants.

12.17.  Change of Control

(a) The provisions of this Section 12.17(a) shall apply notwithstanding any provision of this Incentive Plan other than Sections 12.4, 12.14, and 12.17(b), unless the Committee determines otherwise at the time of grant. Upon the occurrence of a Monsanto Change of Control, (i) any Awards outstanding as of the date of such Change of Control, and that are not then vested, shall become fully vested, (ii) all then-outstanding Options and Stock Appreciation Rights shall be exercisable, and (iii) any restrictions or other conditions applicable to any outstanding Awards shall lapse, and such Awards shall become free of all restrictions and conditions. In addition, upon the occurrence of a Second Trigger after a Pharmacia Change of Control with respect to a Participant, (i) any Awards held by such Participant that are outstanding as of the date of such Second Trigger, and that are not then vested, shall become fully vested, (ii) all then-outstanding Options and Stock Appreciation Rights held by such Participant shall be exercisable, and (iii) any restrictions or other conditions applicable to any outstanding Awards held by such Participant shall lapse, and such Awards shall become free of all restrictions and conditions.

(b) With respect to Awards held by a Participant who is also a Participant in the Monsanto Company Excess Parachute Tax Indemnity Plan (the "Indemnity Plan") or any comparable or successor plan at the time of a Change of Control, the vesting and lapse of restrictions and conditions provided for in Section 12.17(a) shall not occur as a result of that Change of Control, to the extent that the provisions of Section 4(b) of the Indemnity Plan (or any comparable provision of such comparable or successor plan) require that such vesting and lapse not occur.